UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: November 9, 2010
Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MD (State or other jurisdiction of incorporation or organization)	814-00659 (Commission File Number)	43-2048643 (IRS Employer Identification Number)
10 East 40th Street, 44th Floor, New York, New York 10016
(Address of principal executive offices)
(212) 448-0702
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On December 2, 2009, Prospect Capital Corporation (the “Company” or “Prospect”) completed its acquisition of Patriot Capital Funding, Inc. (“Patriot”) and Patriot was merged with and into the Company. The merger has been accounted for as an acquisition by Prospect of Patriot in accordance with the acquisition method of accounting as detailed in ASC 805, Business Combinations. In connection with the merger, a preliminary gain of $5,714,000 was recorded by Prospect in the quarter ended December 31, 2009, which was revised in the fourth quarter of the fiscal year ended June 30, 2010 to $7,708,000 when Prospect settled severance accruals related to certain members of Patriot’s top management. During the first quarter of the fiscal year ending June 30, 2011 this amount was finalized to be $8,632,000 after we settled the remaining severance accruals related to the last two members of Patriot’s top management. As a result of this, we are filing restated consolidated financial statements to reflect such changes.
     This Form 8-K is being filed to give effect to above restatements by amending and restating the following sections of the Company’s Annual Report on Form 10-K, which amendments and restatements are included as exhibits to, and included in, this Current Report on Form 8-K:
•	Item 8. Financial Statements and Supplementary Data (including Notes to Consolidated Financial Statements)
     The information in this Form 8-K should be read in conjunction with the Company’s Annual Report on Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the 10-K, including any amendments to those filings.

Item 9.01	Financial Statement and Exhibits
(d) Exhibits

99.1	Updates to the Company’s Annual Report on Form 10-K as of June 30, 2010
•	Item 8. Financial Statements and Supplementary Data (including Notes to Consolidated Financial Statements)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation
By.	/s/ M. Grier Eliasek
	Name:	M. Grier Eliasek
	Title:	Chief Operating Officer

Date: November 9, 2010